Exhibit 99.3
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
     On December 10, 2007, Edgewater completed its previously announced acquisition (the “Acquisition”) of substantially all of the assets of Vertical Pitch, LLC (“Vertical Pitch”), a Colorado limited liability corporation. The Acquisition was recorded using the purchase method of accounting and, accordingly, the purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition date. Independent valuation specialists are assisting management of the Company in determining the fair values of a significant portion of these assets. The preliminary valuation work, as performed by the Company’s management and valuation specialists, was used to prepare the estimates of fair value reflected in these unaudited pro forma consolidated financial statements. These amounts are subject to final adjustment based upon the final determination of these fair values.
     The following unaudited pro forma consolidated financial information was derived from the historical consolidated financial statements of Edgewater and Vertical Pitch. The following unaudited pro forma consolidated balance sheet as of September 30, 2007, is presented as if the Acquisition had occurred on September 30, 2007. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2007 are presented as if the acquisition had occurred on January 1, 2007.
     The unaudited pro forma consolidated financial statements reflect pro forma adjustments that are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma consolidated financial statements do not purport to represent Edgewater’s results of operations or financial position that would have resulted had the transactions, to which pro forma effects are given, been consummated as of the date or for the periods indicated. The pro forma combined financial statements reflect preliminary estimates of the allocation of the purchase price for the Acquisition, which estimates may be adjusted in the future.
     There were no material differences between the accounting policies of Edgewater and Vertical Pitch. Certain historical amounts of Vertical Pitch have been reclassified to conform to the pro forma presentation. No adjustments were necessary to eliminate intercompany transactions and balances in the unaudited pro forma consolidated statements, as there were no transactions or balances between Edgewater and Vertical Pitch.
     The unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical audited financial statements of Edgewater contained in its 2006 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 14, 2007, and the historical audited financial statements of Vertical Pitch contained herein.

EDGEWATER TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September	September
	30,	30,
	2007	2007
	Edgewater	Vertical
	Technology	Pitch	(1) Pro Forma			Edgewater
	Historical	Historical	Adjustments			Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$7,749	$2,556	$(2,556)	(a	)	$7,749
Marketable securities, current portion	24,086	—	(15,548)	(b	)	8,538
Accounts receivable, net	14,854	2,543	—			17,397
Deferred income taxes, net	1,760	—	—			1,760
Income tax refund receivable		—	—			—
Prepaid expenses and other current assets	476	—	—			476

Total current assets	48,925	5,099	(18,104)			35,920

Property and equipment, net	4,861	90	—			4,951
Goodwill	30,609	—	16,017	(c	)	46,626
Intangible assets, net	4,146	—	3,950	(c	)	8,096
Deferred income taxes	15,346	—	—			15,346
Other assets	52	—	—			52

Total assets	$103,939	$5,189	$1,863			$110,991

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,041	$210	$			$3,251
Accruals related to discontinued operations	30	—	—			30
Accrued payroll and related liabilities	4,397	710	—			5,107
Other liabilities	959	—	—			959
Capital lease obligations, current	191	—	—			191

Total current liabilities	8,618	920				9,538
Capital lease obligations	691	—	—			691

Total liabilities	9,309	920				10,229

Commitments and contingencies

Equity:
Common stock / Membership interest	297	5	(5)	(a	)	297
Paid-in capital	213,098	—	6,132	(b	)	219,230
Treasury stock	(130,642)	—	—			(130,642)
Retained earnings	11,877	4,264	(4,264)	(a	)	11,877

Total equity	94,630	4,269	1,863			100,762

Total liabilities and equity	$103,939	$5,189	$1,863			$110,991

(1)	The letters refer to a description of the pro forma adjustments in Note 1. See accompanying notes to unaudited pro forma consolidated financial information.

EDGEWATER TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2007
(In thousands, Except Per Share Data)

	September	September
	30,	30,
	2007	2007
	Edgewater	Vertical
	Technology	Pitch	(1) Pro Forma			Edgewater
	Historical	Historical	Adjustments			Pro Forma
Revenue:
Service revenue	$47,244	$7,724	$—			$54,968
Software revenue	1,849	912	—			2,761
Reimbursable expenses	2,109	978	—			3,087

Total revenue	51,202	9,614	—			60,816

Cost of revenue:
Project and personnel costs	26,264	4,163	—			30,427
Software costs	1,559	783	—			2,342
Reimbursable expenses	2,109	978	—			3,087

Total cost of revenue	29,932	5,924	—			35,856

Gross profit	21,270	3,690	—			24,960

Operating expenses:
Selling, general and administrative	15,991	1,243	(34)	(d	)	17,200
Depreciation and amortization	1,734	30	593	(e	)	2,357

Total operating expenses	17,725	1,273	559			19,557

Operating income	3,545	2,417	(559)			5,403

Interest income and other, net	1,236	45	(525)	(f	)	756

Income before taxes	4,781	2,462	(1,084)			6,159
Tax provision	1,801	—	572	(g	)	2,373

Net income	$2,980	$2,462	$(1,656)			$3,786

Basic income per share:
Net income	$0.26					$0.31
Weighted average shares, basic	11,614		657	(h	)	12,271

Diluted income per share:
Net income	$0.23					$0.27
Weighted average shares, diluted	13,172		657	(h	)	13,829

(1)	The letters refer to a description of the pro forma adjustments in Note 1. See accompanying notes to unaudited pro forma consolidated financial information.

EDGEWATER TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Twelve Months Ended December 31, 2006
(In thousands, Except Per Share Data)

		December
	December	31
	31	2006
	2006	Vertical
	Edgewater	Pitch	(1) Pro Forma			Edgewater
	Historical	Historical	Adjustments			Pro Forma
Service revenue	$56,523	$6,824	$—			$63,347
Software revenue	1,304	1,486	—			2,790
Reimbursable expenses	2,256	707	—			2,963

Total revenue	60,083	9,017				69,100

Cost of revenue:
Project and personnel expenses	32,206	3,783	—			35,932
Software costs	1,120	1,248	—			2,368
Reimbursable expenses	2,256	707	—			3,020

Total cost of revenue	35,582	5,738	—			41,320

Gross profit	24,501	3,279	—			27,780
Operating expenses:
Selling, general and administrative	18,721	1,261	(46)	(d	)	19,936
Depreciation and amortization	1,755	32	790	(e	)	2,577

Total operating expenses	20,476	1,293	744			22,513

Operating income	4,025	1,986	(744)			5,267

Interest income and other, net	1,283	33	(700)	(f	)	616

Income before taxes	5,308	2,019	(1,444)			5,883
Tax provision	2,105	—	239	(g	)	2,344

Net Income	$3,203	$2,019	$(1,683)			$3,539

Basic income per share:
Continuing operations	$0.29					$0.30
Weighted average shares, basic	10,980		876	(h	)	11,856

Diluted income per share:
Continuing operations	$0.27					$0.28
Weighted average shares, diluted	11,956		876	(h	)	12,832

(1)	The letters refer to a description of the pro forma adjustments in Note 1. See accompanying notes to unaudited pro forma consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
1. Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Vertical Pitch’s net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets acquired, to present salary and related benefit cost savings related to reductions in corporate overhead, and to reflect the income tax effect related to the pro forma adjustments.
     The following adjustments were applied to Edgewater’s historical financial statements and those of Vertical Pitch to arrive at the pro forma consolidated financial information.
(a)	To record the elimination of Vertical Pitch cash and cash equivalent balances not acquired according to the terms of the Asset Purchase Agreement and the Vertical Pitch common stock and retained earnings.

(b)	To record the $21.68 million purchase price for substantially all of the assets of Vertical Pitch, LLC, which represented $14.6 million in cash, $6.1 million in common stock and $0.95 million of direct acquisition costs.

(c)	To record the fair value of the goodwill and identifiable intangible assets acquired.

(d)	To record a reduction in administrative wages and related benefits due to decreased salaries as a result of the elimination of four positions as a result of the acquisition and to add wages related to an increase in compensation attributable to the sole member of Vertical Pitch.

(e)	To record amortization of identifiable intangible assets acquired, which are estimated to be $3.950 million.

(f)	To reduce interest income related to the cash portion of the purchase price at an assumed interest rate of 5.0%.

(g)	To record a tax provision at a statuary 41.50% rate associated with the Vertical Pitch income and any pro forma adjustments recorded in (d) — (f).

(h)	To show the weighted average shares outstanding in relation to the stock portion of the purchase price, which consisted of 876,040 common shares.
2. Purchase Price Allocation
     The purchase price of $21.68 million consists of $20.73 million for substantially all of the assets of Vertical Pitch and $0.95 million in direct transaction costs. The Acquisition was funded from Edgewater’s marketable securities and stock.
     The purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed with the excess purchase price being allocated to goodwill under the assumption the acquisition of Vertical Pitch was consummated on September 30, 2007. The final purchase price allocation will differ from that presented below due to adjustments primarily for items such as additional transaction costs and ongoing evaluations of valuation allowances.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
     The consideration and components and preliminary allocation of the purchase price consisted of the following under the assumption the acquisition of Vertical Pitch was consummated on September 30, 2007:

(In thousands)
Consideration and direct transaction costs:
Cash paid for assets, net	$14,600
Direct transaction costs	948
Common stock issued to Vertical Pitch member	6,132

Total purchase price	$21,680

Allocation of purchase price:
Accounts receivable	$2,543
Property and equipment	90
Accounts payable and accrued liabilities	(210)
Accrued payroll and bonus	(710)
Intangible assets	3,950
Goodwill	16,017

Total purchase price	$21,680

3. Intangible Assets
     For the purposes of preparing the unaudited pro forma consolidated financial statements, the preliminary identified intangible assets acquired of $3.950 million would be amortized as follows and are presented as if the acquisition had occurred on January 1, 2006:

	Fair value	Useful life
	(In thousands)	(In years)
Customer relationships	$3,510	5
Non-compete agreements	440	5

Total intangible asset value	$3,950

4. Goodwill
     Of the total purchase price, approximately $16.0 million has been allocated to goodwill. Goodwill was calculated based upon several factors. The Vertical Pitch acquisition offered many synergies to Edgewater, such as a gateway to the western part of the United States, strong expertise in the Hyperion Financial Management toolset and immediately enhanced and expanded Edgewater’s Hyperion-based Business Intelligence offerings. Additionally, Vertical Pitch provided Edgewater with an opportunity to increase its vertical industry expertise.
     In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill is tested for impairment at least annually (more frequently if certain indicators are present). In the event that the Company’s management determines that the value of the goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the fiscal period in which the determination is made. The goodwill recognized by the Company in connection with this transaction is deductible for tax purposes.